EXHIBIT 99.1

ANSYS, Inc. Reports Record Q2 2014 Results

                   Management Increases EPS Guidance and Tightens Range for 2014

Quarterly Highlights:

  GAAP revenue of $232.4 million and non-GAAP revenue of $233.9 million
  GAAP diluted earnings per share of $0.67 and non-GAAP diluted earnings per share of $0.86
  GAAP operating profit margin of 35.9% and non-GAAP operating profit margin of 47.5%
  Repurchased 970,200 shares at an average price of $74.31

PITTSBURGH, Pa., Aug. 5, 2014 (GLOBE NEWSWIRE) -- ANSYS, Inc. (Nasdaq:ANSS), today announced second quarter 2014 non-GAAP revenue growth of 8% in reported currency and 7% in constant currency. Non-GAAP and GAAP net income increased by 11% and 13%, respectively, while non-GAAP and GAAP diluted earnings per share increased by 12% and 14%, respectively, as compared to Q2 2013. Revenue growth in the second quarter continued across all three major geographic regions, all major product lines and a broad array of industries.

"Q2 was a record quarter for ANSYS with revenues at the high end of our guidance range, and earnings above the high end of our range. We are encouraged by the continued progress that we have made in our Asia-Pacific business, as demonstrated by another quarter of double digit revenue growth. Additionally, most of our key financial metrics performed as anticipated, including our recurring business which represented 71% of non-GAAP revenue for the quarter, our non-GAAP operating profit margin at 47.5% and a record deferred revenue and backlog balance in excess of $440 million. Our results reflect a combination of improved execution in targeted areas of our business, as well as the continuation of softness in certain markets that we highlighted last quarter. During the second quarter, we also returned capital to our stockholders through the repurchase of over 970,000 shares," stated Jim Cashman, ANSYS President and Chief Executive Officer.

ANSYS' second quarter and year-to-date financial results are presented below. The 2014 and 2013 non-GAAP results exclude the income statement effects of acquisition adjustments to deferred revenue, the impact of stock-based compensation and acquisition-related amortization of intangible assets, as well as acquisition-related transaction costs.

  Total GAAP revenue of $232.4 million in the second quarter of 2014 as compared to total GAAP revenue of $214.9 million in the second quarter of 2013; total GAAP revenue of $447.6 million in the first six months of 2014 as compared to total GAAP revenue of $412.6 million in the first six months of 2013; total non-GAAP revenue of $233.9 million in the second quarter of 2014 as compared to total non-GAAP revenue of $216.2 million in the second quarter of 2013; total non-GAAP revenue of $450.4 million in the first six months of 2014 as compared to total non-GAAP revenue of $415.7 million in the first six months of 2013;
  A GAAP operating profit margin of 35.9% in the second quarter of 2014 as compared to 36.5% in the second quarter of 2013; a GAAP operating profit margin of 36.3% in the first six months of 2014 as compared to 35.9% in the first six months of 2013; a non-GAAP operating profit margin of 47.5% in the second quarter of 2014 as compared to 48.4% in the second quarter of 2013; a non-GAAP operating profit margin of 47.3% in the first six months of 2014 as compared to 48.3% in the first six months of 2013;
  GAAP net income of $63.0 million in the second quarter of 2014 as compared to $55.9 million in the second quarter of 2013; GAAP net income of $119.6 million in the first six months of 2014 as compared to $107.0 million in the first six months of 2013; non-GAAP net income of $81.5 million in the second quarter of 2014 as compared to $73.4 million in the second quarter of 2013; non-GAAP net income of $153.5 million in the first six months of 2014 as compared to $141.1 million in the first six months of 2013;
  GAAP diluted earnings per share of $0.67* in the second quarter of 2014 as compared to $0.59 in the second quarter of 2013; GAAP diluted earnings per share of $1.26 in the first six months of 2014 as compared to $1.12 in the first six months of 2013; non-GAAP diluted earnings per share of $0.86* in the second quarter of 2014 as compared to $0.77 in the second quarter of 2013; non-GAAP diluted earnings per share of $1.62 in the first six months of 2014 as compared to $1.48 in the first six months of 2013; and
  Operating cash flows of $79.8 million in the second quarter of 2014 as compared to $87.1 million in the second quarter of 2013; operating cash flows of $211.5 million in the first six months of 2014 as compared to $182.6 million in the first six months of 2013.

*The Company's results include approximately $2.5 million, or $0.03 per share, in incremental tax benefits associated with the repatriation of funds in connection with international structuring activities. These benefits were not considered in the effective tax rate estimate of 30% that was previously provided with the Company's financial guidance.

The Company's GAAP results reflect stock-based compensation charges of approximately $10.2 million ($7.4 million after tax), or $0.08 diluted earnings per share, for the second quarter of 2014 and approximately $17.6 million ($12.8 million after tax), or $0.13 diluted earnings per share, for the first six months of 2014.

The non-GAAP financial results highlighted above, and the non-GAAP financial outlook for 2014 discussed below, represent non-GAAP financial measures. Reconciliations of these measures to the appropriate GAAP measures, for the three months and six months ended June 30, 2014 and 2013, and for the 2014 financial outlook, are included in the condensed financial information included in this release.

Management's Remaining 2014 Financial Outlook

The Company has provided its third quarter and updated its 2014 revenue and earnings per share guidance below. The revenue and earnings per share guidance is provided on both a GAAP basis and a non-GAAP basis. Third quarter and fiscal year 2014 non-GAAP diluted earnings per share exclude the income statement effects of acquisition accounting adjustments to deferred revenue, stock-based compensation expense, acquisition-related amortization of intangible assets and acquisition-related transaction expenses.

Third Quarter and Fiscal Year 2014 Guidance

The Company currently expects the following for the quarter ending September 30, 2014:

  GAAP revenue in the range of $231.3 - $239.3 million
  Non-GAAP revenue in the range of $233.0 - $241.0 million
  GAAP diluted earnings per share of $0.61 - $0.67
  Non-GAAP diluted earnings per share of $0.81 - $0.85

The Company currently expects the following for the fiscal year ending December 31, 2014:

  GAAP revenue in the range of $937.4 - $954.4 million
  Non-GAAP revenue in the range of $943.0 - $960.0 million
  GAAP diluted earnings per share of $2.53 - $2.65
  Non-GAAP diluted earnings per share of $3.29 - $3.37

Conference Call Information

ANSYS will hold a conference call at 10:30 a.m. Eastern Time on August 5, 2014 to discuss second quarter results. The Company will provide its prepared remarks on the Company's investor relations homepage and as an exhibit in its Form 8-K in advance of the call to provide shareholders and analysts with additional time and detail for analyzing its results in preparation for the conference call. The prepared remarks will not be read on the call – only brief remarks will be made prior to the Q&A session.

To participate in the live conference call, dial 866-652-5200 (US) or 412-317-6060 (Canada & Int'l). The call will be recorded and a replay will be available approximately one hour after the call ends. The replay will be available for 10 days by dialing 877-344-7529 (US) or 412-317-0088 (Canada and Int'l) and entering the passcode 10049814. The archived webcast can be accessed, along with other financial information, on ANSYS' website at http://investors.ansys.com/events-and-presentations/events.aspx

ANSYS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	June 30, 2014	December 31, 2013

Cash & short-term investments	$783,559	$742,986
Accounts receivable, net	88,544	97,845
Goodwill	1,317,189	1,255,704
Other intangibles, net	298,205	291,390
Other assets	311,699	334,457

Total assets	$2,799,196	$2,722,382

LIABILITIES & STOCKHOLDERS' EQUITY:

Deferred revenue	$334,370	$309,775
Other liabilities	245,054	276,361
Stockholders' equity	2,219,772	2,136,246

Total liabilities & stockholders' equity	$2,799,196	$2,722,382

ANSYS, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2014	2013	2014	2013
Revenue:
Software licenses	$140,489	$133,117	$266,918	$251,992
Maintenance and service	91,886	81,733	180,728	160,590
Total revenue	232,375	214,850	447,646	412,582

Cost of sales:
Software licenses	7,364	6,769	14,508	13,734
Amortization	9,406	9,984	18,721	19,858
Maintenance and service	21,908	19,927	43,194	39,322
Total cost of sales	38,678	36,680	76,423	72,914

Gross profit	193,697	178,170	371,223	339,668

Operating expenses:
Selling, general and administrative	62,280	55,262	115,830	105,275
Research and development	42,098	38,670	82,218	74,677
Amortization	5,787	5,813	10,581	11,742
Total operating expenses	110,165	99,745	208,629	191,694

Operating income	83,532	78,425	162,594	147,974

Interest expense	(181)	(370)	(429)	(741)
Interest income	710	743	1,551	1,475
Other expense, net	(179)	(173)	(377)	(494)

Income before income tax provision	83,882	78,625	163,339	148,214
Income tax provision	20,846	22,680	43,761	41,246
Net income	$63,036	$55,945	$119,578	$106,968

Earnings per share – basic:
Basic earnings per share	$0.68	$0.60	$1.29	$1.15
Weighted average shares – basic	92,314	92,860	92,398	92,884

Earnings per share - diluted:
Diluted earnings per share	$0.67	$0.59	$1.26	$1.12
Weighted average shares – diluted	94,338	95,040	94,644	95,103

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures
(Unaudited)
(in thousands, except percentages and per share data)

	Three Months Ended

	June 30, 2014			June 30, 2013

	As Reported	Non-GAAP Adjustments	Results	As Reported	Non-GAAP Adjustments	Results

Total revenue	$232,375	$ 1,555(1)	$233,930	$214,850	$ 1,377(4)	$216,227
Operating income	83,532	27,535(2)	111,067	78,425	26,173(5)	104,598
Operating profit margin	35.90%		47.50%	36.50%		48.40%
Net income	$63,036	$ 18,509(3)	$81,545	$55,945	$17,408(6)	$73,353
Earnings per share - diluted:
Diluted earnings per share	$0.67		$0.86	$0.59		$0.77
Weighted average shares - diluted	94,338		94,338	95,040		95,040

(1) Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with accounting for deferred revenue in business combinations.

(2) Amount represents $15.2 million of amortization expense associated with intangible assets acquired in business combinations, $10.2 million of stock-based compensation expense, the $1.6 million adjustment to revenue as reflected in (1) above and $0.6 million of acquisition-related transaction expenses.

(3) Amount represents the impact of the adjustments to operating income referred to in (2) above, adjusted for the related income tax impact of $9.0 million.

(4) Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with accounting for deferred revenue in business combinations.

(5) Amount represents $15.8 million of amortization expense associated with intangible assets acquired in business combinations, $8.9 million of stock-based compensation expense, the $1.4 million adjustment to revenue as reflected in (4) above and $0.1 million of acquisition-related transaction expenses.

(6) Amount represents the impact of the adjustments to operating income referred to in (5) above, adjusted for the related income tax impact of $8.8 million.

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures
(Unaudited)
(in thousands, except percentages and per share data)

	Six Months Ended

	June 30, 2014			June 30, 2013

	As Reported	Non-GAAP Adjustments	Results	As Reported	Non-GAAP Adjustments	Results

Total revenue	$447,646	$ 2,779(1)	$450,425	$412,582	$ 3,165(4)	$415,747
Operating income	162,594	50,636(2)	213,230	147,974	52,729(5)	200,703
Operating profit margin	36.30%		47.30%	35.90%		48.30%
Net income	$119,578	$33,887(3)	$153,465	$106,968	$34,137(6)	$141,105
Earnings per share - diluted:
Diluted earnings per share	$1.26		$1.62	$1.12		$1.48
Weighted average shares – diluted	94,644		94,644	95,103		95,103

(1) Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with accounting for deferred revenue in business combinations.

(2) Amount represents $29.3 million of amortization expense associated with intangible assets acquired in business combinations, $17.6 million of stock-based compensation expense, the $2.8 million adjustment to revenue as reflected in (1) above and $0.9 million of acquisition-related transaction expenses.

(3) Amount represents the impact of the adjustments to operating income referred to in (2) above, adjusted for the related income tax impact of $16.7 million.

(4) Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with accounting for deferred revenue in business combinations.

(5) Amount represents $31.6 million of amortization expense associated with intangible assets acquired in business combinations, $17.7 million of stock-based compensation expense, the $3.2 million adjustment to revenue as reflected in (4) above and $0.3 million of acquisition-related transaction expenses.

(6) Amount represents the impact of the adjustments to operating income referred to in (5) above, adjusted for the related income tax impact of $18.6 million.

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Forward-Looking Guidance
Quarter Ending September 30, 2014

Earnings Per Share Range – Diluted

U.S. GAAP expectation	$0.61 -- $0.67
Adjustment to exclude acquisition accounting adjustment to deferred revenue	$0.01
Adjustment to exclude acquisition–related amortization	$0.10 -- $0.11
Adjustment to exclude stock–based compensation	$0.07 -- $0.08

Non-GAAP expectation	$0.81 -- $0.85

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Forward-Looking Guidance
Year Ending December 31, 2014
Earnings Per Share Range – Diluted

U.S. GAAP expectation	$2.53 -- $2.65
Adjustment to exclude acquisition accounting adjustment to deferred revenue	$0.03 -- $0.04
Adjustment to exclude acquisition–related amortization	$0.40 -- $0.42
Adjustment to exclude stock–based compensation	$0.28 -- $0.29

Adjustment to exclude acquisition-related transaction expenses	$0.01

Non-GAAP expectation	$3.29 -- $3.37

Use of Non-GAAP Measures

The Company provides non-GAAP revenue, non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share as supplemental measures to GAAP regarding the Company's operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. A detailed explanation of each of the adjustments to such financial measures is described below. This press release also contains a reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure.

Management uses non-GAAP financial measures (a) to evaluate the Company's historical and prospective financial performance as well as its performance relative to its competitors, (b) to set internal sales targets and spending budgets, (c) to allocate resources, (d) to measure operational profitability and the accuracy of forecasting, (e) to assess financial discipline over operational expenditures and (f) as an important factor in determining variable compensation for management and its employees. In addition, many financial analysts that follow our Company focus on and publish both historical results and future projections based on non-GAAP financial measures. We believe that it is in the best interest of our investors to provide this information to analysts so that they accurately report the non-GAAP financial information. Moreover, investors have historically requested, and the Company has historically reported, these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of the Company's competitors and may not be directly comparable to similarly titled measures of the Company's competitors due to potential differences in the exact method of calculation. The Company compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

The adjustments to these non-GAAP financial measures, and the basis for such adjustments, are outlined below:

Acquisition accounting for deferred revenue and its related tax impact. Historically, the Company has consummated acquisitions in order to support the Company's strategic and other business objectives. In accordance with the fair value provisions applicable to the accounting for business combinations, acquired deferred revenue is often recorded on the opening balance sheet at an amount that is lower than the historical carrying value. Although this acquisition accounting requirement has no impact on the Company's business or cash flow, it adversely impacts the Company's reported GAAP revenue in the reporting periods following an acquisition. In order to provide investors with financial information that facilitates comparison of both historical and future results, the Company provides non-GAAP financial measures which exclude the impact of the acquisition accounting adjustment. The Company believes that this non-GAAP financial adjustment is useful to investors because it allows investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making and (b) compare past and future reports of financial results of the Company as the revenue reduction related to acquired deferred revenue will not recur when related annual lease licenses and software maintenance contracts are renewed in future periods.

Amortization of intangibles from acquisitions and its related tax impact. The Company incurs amortization of intangibles, included in its GAAP presentation of amortization expense, related to various acquisitions it has made in recent years. Management excludes these expenses and their related tax impact for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company because these costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, management does not consider these expenses for purposes of evaluating the performance of the Company during the applicable time period after the acquisition, and it excludes such expenses when making decisions to allocate resources. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making and (b) compare past reports of financial results of the Company as the Company has historically reported these non-GAAP financial measures.

Stock-based compensation expense and its related tax impact. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of software licenses, cost of maintenance and service, research and development expense and selling, general and administrative expense. Although stock-based compensation is an expense of the Company and viewed as a form of compensation, management excludes these expenses for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company. Specifically, the Company excludes stock-based compensation during its annual budgeting process and its quarterly and annual assessments of the Company's and management's performance. The annual budgeting process is the primary mechanism whereby the Company allocates resources to various initiatives and operational requirements. Additionally, the annual review by the board of directors during which it compares the Company's historical business model and profitability to the planned business model and profitability for the forthcoming year excludes the impact of stock-based compensation. In evaluating the performance of senior management and department managers, charges related to stock-based compensation are excluded from expenditure and profitability results. In fact, the Company records stock-based compensation expense into a stand-alone cost center for which no single operational manager is responsible or accountable. In this way, management is able to review, on a period-to-period basis, each manager's performance and assess financial discipline over operational expenditures without the effect of stock-based compensation. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company's operating results and the effectiveness of the methodology used by management to review the Company's operating results, and (b) review historical comparability in its financial reporting, as well as comparability with competitors' operating results.

Transaction costs related to business combinations. The Company incurs expenses for professional services rendered in connection with business combinations, which are included in its GAAP presentation of selling, general and administrative expense. These expenses are generally not tax-deductible. Management excludes these acquisition-related transaction costs for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company, as it generally would not have otherwise incurred these expenses in the periods presented as a part of its continuing operations. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company's operating results and the effectiveness of the methodology used by management to review the Company's operating results, and (b) review historical comparability in its financial reporting, as well as comparability with competitors' operating results.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The Company's non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures as listed below:

GAAP Reporting Measure	Non-GAAP Reporting Measure
Revenue	Non-GAAP Revenue
Operating Income	Non-GAAP Operating Income
Operating Profit Margin	Non-GAAP Operating Profit Margin
Net Income	Non-GAAP Net Income
Diluted Earnings Per Share	Non-GAAP Diluted Earnings Per Share

About ANSYS, Inc.

ANSYS brings clarity and insight to customers' most complex design challenges through fast, accurate and reliable engineering simulation. Our technology enables organizations ― no matter their industry ― to predict with confidence that their products will thrive in the real world. Customers trust our software to help ensure product integrity and drive business success through innovation. Founded in 1970, ANSYS employs nearly 2,700 professionals, many of them experts in engineering fields such as finite element analysis, computational fluid dynamics, electronics and electromagnetics, and design optimization. Headquartered south of Pittsburgh, Pennsylvania, U.S.A., ANSYS has more than 75 strategic sales locations throughout the world with a network of channel partners in 40+ countries. Visit www.ansys.com for more information. ANSYS also has a strong presence on the major social channels. To join the simulation conversation, please visit: www.ansys.com/Social@ANSYS.

Forward-Looking Information

Certain statements contained in this press release regarding matters that are not historical facts, including, but not limited to, statements regarding our projections for revenue and earnings per share for the third quarter of 2014 and fiscal year 2014 (both GAAP and non-GAAP to exclude acquisition accounting adjustments to deferred revenue, acquisition-related amortization and stock-based compensation expense and acquisition-related transaction costs); statements about management's views concerning the Company's prospects and outlook for 2014, including statements and projections relating to the impact of stock-based compensation and statements regarding management's use of non-GAAP financial measures are "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements in this press release are subject to risks and uncertainties including, but not limited to, the risk that adverse conditions in the global and domestic markets will significantly affect ANSYS' customers' ability to purchase products from the Company at the same level as prior periods or to pay for the Company's products and services, the risk that declines in the ANSYS' customers' business may lengthen customer sales cycles, the risk of declines in the economy of one or more of ANSYS' primary geographic regions, the risk that ANSYS' revenues and operating results will be adversely affected by changes in currency exchange rates or economic declines in any of the countries in which ANSYS conducts transactions, the risk that the assumptions underlying ANSYS' anticipated revenues and expenditures will change or prove inaccurate, the risk that ANSYS has overestimated its ability to maintain growth and profitability and control costs, uncertainties regarding the demand for ANSYS' products and services in future periods, the risk that ANSYS has overestimated the strength of the demand among its customers for its products, uncertainties regarding customer acceptance of new products, the risk that ANSYS' operating results will be adversely affected by possible delays in developing, completing or shipping new or enhanced products, the risk that enhancements to the Company's products or products acquired in acquisitions may not produce anticipated sales, the risk that the Company may not be able to recruit and retain key executives and technical personnel, the risk that third parties may misappropriate the Company's proprietary technology or develop similar technology independently, the risk of unauthorized access to and distribution of the Company's source code, the risk of difficulties in the relationship with ANSYS' independent regional channel partners, the risk that ANSYS may not achieve the anticipated benefits of its acquisitions or that the integration of the acquired technologies or products with the Company's existing product lines may not be successful, and other factors that are detailed from time to time in reports filed by ANSYS, Inc. with the Securities and Exchange Commission, including ANSYS, Inc.'s 2013 Annual Report and Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether changes occur as a result of new information or future events, after the date they were made.

ANSYS and any and all ANSYS, Inc. brand, product, service and feature names, logos and slogans are registered trademarks or trademarks of ANSYS, Inc. or its subsidiaries in the United States or other countries.  All other brand, product, service and feature names or trademarks are the property of their respective owners.

ANSS-F

CONTACT: Investors:
         Annette Arribas, CTP
         724.514.1782
         annette.arribas@ansys.com

         Media:
         Tom Smithyman
         724.514.3076
         tom.smithyman@ansys.com